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                                                                    Exhibit 10.1




                          HARRAH'S ENTERTAINMENT, INC.

                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN


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                               TABLE OF CONTENTS

                                                                 PAGE

ARTICLE One       PREAMBLE.........................................1

ARTICLE Two       DEFINITIONS......................................1

         2.1      "Account" or "Accounts"..........................1

         2.2      "Affiliate"......................................1

         2.3      "Beneficiary"....................................1

         2.4      "Board"..........................................1

         2.5      "Bonus"..........................................1

         2.6      "Change of Control"..............................2

         2.7       "Code"..........................................4

         2.8      "Company"........................................4

         2.9      "Compensation"...................................4

         2.10     "DCP"............................................4

         2.11     "Deferral Contribution"..........................4

         2.12     "Deferral Contribution Account"..................4

         2.13     "Deferral Period"................................4

         2.14     "Disability" or "Disabled" ......................5

         2.15     "EDCP"...........................................5

         2.16     "EDCP Committee".................................5

         2.17     "Effective Date" ................................5

         2.18     "Employee".......................................5

         2.19     "Employer".......................................5

         2.20      "ERISA".........................................5

         2.21      "HRC"...........................................5

         2.22      "Investment Fund"...............................5

         2.23     "Matching Contribution"..........................6

         2.24     "Matching Contribution Account"..................6

         2.25     "Participant"....................................6

         2.26     "Participation Agreement"........................6

         2.27     "Plan"...........................................6

         2.28     "Salary".........................................6

         2.29     "Savings and Retirement Plan"....................6

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         2.30     "Trust Agreement"................................6

         2.31     "Trustee"........................................7

         2.32     "Trust Fund".....................................7

         2.33     "Valuation Date".................................7

         2.34     "Years of Vesting Service".......................7

ARTICLE Three     ELIGIBILITY......................................7

         3.1      Selection Of Participants........................7

         3.2      Participation Agreement..........................8

         3.3      Revised Participation Agreement..................9

         3.4      Discontinuance Of Participation..................10

         3.5      Reemployment.....................................10

         3.6      Adoption By Affiliates...........................10

ARTICLE Four      CONTRIBUTIONS....................................11

         4.1      Participant Contributions........................11

         4.2      Matching Contributions...........................12

         4.3      Change In Contributions..........................12

         4.4      Suspension Of Contributions......................13

         4.5      Transferred Contributions........................13

ARTICLE Five      WITHDRAWALS......................................14

         5.1      Acceleration Of Benefits.........................14

         5.2      Account Adjustments..............................15

         5.3      Limitation On Distributions......................15

ARTICLE Six       CREDITING OF CONTRIBUTIONS AND INCOME............16

         6.1      Account Allocations..............................16

         6.2      Subaccounts......................................16

         6.3      Hypothetical Investment Funds....................16

         6.4      Investment Direction.............................16

         6.5      Rate of Return...................................17

ARTICLE Seven     VESTING..........................................17

         7.1      Vesting Of Benefits..............................17

         7.2      Changes In Vesting Schedule......................18


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                                                                 PAGE


ARTICLE Eight     PAYMENT OF BENEFITS..............................18

         8.1      Time Of Payment..................................18

         8.2      Method Of Payment................................19

         8.3      Beneficiary Designations.........................20

         8.4      Limitation On Distributions......................20

         8.5      Withholding and Payroll Taxes....................21

ARTICLE Nine      ADMINISTRATION OF THE PLAN.......................21

         9.1      Adoption Of Trust................................21

         9.2      Powers Of The EDCP Committee.....................21

         9.3      Creation Of Committee............................22

         9.4      Chairman And Secretary...........................22

         9.5      Appointment Of Agents............................22

         9.6      Majority Vote And Execution Of Instruments.......23

         9.7      Allocation Of Responsibilities...................23

         9.8      Conflict Of Interest.............................23

         9.9      Indemnification of Committee.....................23

         9.10     Action Taken By Employer.........................23

         9.11     Fiduciary Authority..............................23

         9.12     Participant Statements...........................24

ARTICLE Ten       CLAIM REVIEW PROCEDURE...........................24

         10.1     General..........................................24

         10.2     Appeals..........................................25

         10.3     Notice Of Denials................................25

ARTICLE Eleven    LIMITATION ON ASSIGNMENT; PAYMENTS TO
                    LEGALLY INCOMPETENT DISTRIBUTEE................26

         11.1     Anti-Alienation Clause...........................26

         11.2     Permitted Arrangements...........................26

         11.3     Payment To Minor Or Incompetent..................26

ARTICLE Twelve    AMENDMENT, MERGER AND TERMINATION................26

         12.1     Amendment........................................26

         12.2     Merger Or Consolidation Of Company...............27


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         12.3     Termination Of Plan Or Discontinuance
                     Of Contributions..............................27

         12.4     Continuation of Plan Following A Change
                     of Control....................................27

         12.5     Limitation Of Company's Liability................28

ARTICLE Thirteen  GENERAL PROVISIONS...............................28

         13.1     Limitation Of Rights.............................28

         13.2     Construction.....................................28

         13.3     Status Of Participants As Unsecured Creditors....28

         13.4     Status Of Trust Fund.............................29

         13.5     Funding Upon A Change Of Control.................29

         13.6     No Liability For Acceleration Of Payments........29

         13.7     Uniform Administration...........................30

         13.8     Heirs And Successors.............................30



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                          HARRAH'S ENTERTAINMENT, INC.
                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

                                  ARTICLE ONE
                                    PREAMBLE

      HARRAH'S ENTERTAINMENT, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby adopts the Harrah's Entertainment, Inc. Executive Supplemental Savings Plan (the "Plan") in order to provide its key executives with an opportunity and incentive to save for retirement and other purposes.

      The purpose of this Plan is to provide a select group of management or highly compensated employees of the Company and certain of its affiliates with the opportunity to defer a portion of their compensation and to receive related contributions from their employers. As a result, the Plan shall be considered a "top hat plan", exempt from many of the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). This Plan is not intended to "qualify" for favorable tax treatment pursuant to Section 401(a) of the Internal Revenue Code of 1986 (the "Code") or any successor section or statute.

                                  ARTICLE TWO
                                   DEFINITIONS

      When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Article Two or in the Preamble. The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Article Two, unless a clearly different meaning is required by the context in which the word or phrase is used:

      2.1 "Account" or "Accounts" means the accounts which may be maintained by the EDCP Committee to reflect the interest of a Participant under the Plan.

      2.2 "Affiliate" means (a) a corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is the Company, (b) any other trade or business (whether or not incorporated) controlling,


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controlled by, or under common control (within the meaning of Section 414(c) of the Code) with the Company, and (c) any other corporation, partnership, or other organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company or which is otherwise required to be aggregated with the Company pursuant to Section 414(o) of the Code.

      2.3 "Beneficiary" means the person or trust that a Participant, in his most recent written designation filed with the EDCP Committee, shall have designated to receive his benefit under the Plan in the event of his death or, if applicable, the person or entity determined in accordance with Section 8.3 (Beneficiary Designations).

      2.4 "Board" means the Board of Directors of the Company.

      2.5 "Bonus" means the incentive payment or payments earned by a Participant during a Deferral Period pursuant to the Company's Annual Management Bonus Plan, the Company's Senior Executive Incentive Plan and/or the Company's Player Development Bonus Program, as such plans may be amended from time to time.

      2.6 "Change of Control" means and includes each of the following:

            (a) Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the Company's then outstanding voting securities carrying the right to vote in elections of persons to the Board, regardless of comparative voting power of such voting securities, and regardless of whether or not the Board shall have approved the acquisition of such securities by the acquiring person; or

            (b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses
(i) or (iii) of this Subsection) whose election by the Board or


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nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            (c) The holders of securities of the Company entitled to vote thereon approve the following:

                  (i) A merger or consolidation of the Company with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of (a) the Company's then outstanding voting securities carrying the right to vote in elections of persons to the Board, or (b) the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or

                  (ii) A plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            (d) Notwithstanding the definition of a "Change of Control" of the Company as set forth in this Section 2.6, the HRC shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred, and the date of the occurrence of such Change of Control and any incidental matters relating thereto, with respect to a transaction or series of transactions which have resulted or will result in a substantial portion of the assets or business of the Company (as determined, prior to the transaction or series of transactions, by the HRC in its sole


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      discretion which determination as to whether a substantial portion is involved shall be final and conclusive) being held by a corporation at least 80% of whose voting securities are held, immediately following such transaction or series of transactions, by holders of the voting securities of the Company (as determined by the HRC in its sole discretion prior to such transaction or series of transactions which determination as to whether the 80% amount will be satisfied shall be final and conclusive). The HRC may exercise any such discretionary authority without regard to whether one or more of the transactions in such series of transactions would otherwise constitute a Change in Control of the Company under the definition set forth in this Section 2.6.

      2.7 "Code" means the Internal Revenue Code of 1986, as amended.

      2.8 "Company" means Harrah's Entertainment, Inc.

      2.9 "Compensation" means, for each Deferral Period, the total Salary paid to the Participant and the Bonus earned by the Participant.

      2.10 "DCP" means Harrah's Entertainment, Inc. Deferred Compensation Plan, as it may be amended from time to time.

      2.11 "Deferral Contribution" means a contribution by a Participant pursuant to Section 4.1 (Participant Contributions) of this Plan.

      2.12 "Deferral Contribution Account" means the Account maintained to record the Deferral Contributions made by a Participant pursuant to Section 4.1 (Participant Contributions), as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with
Section 6.4 (Investment Direction) and other credits or charges called for by this Plan.

      2.13 "Deferral Period" means, generally, the 12 month period beginning on each January 1 and ending on the next following December 31. The initial Deferral Period shall commence as soon as administratively feasible after the Effective Date and shall end on the next following December 31. With respect to Participants who enter the Plan after the Effective Date, the initial Deferral Period shall commence on the date the Participant is notified of his or her eligibility to participate in the Plan in accordance with Section 3.1 (Selection of Participants) and shall end on the next following December 31.


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      2.14 "Disability" or "Disabled" means, for purposes of this Plan, that the
Participant qualifies to receive long term disability payments under the Employer's long term disability insurance program, as it may be amended from time to time.

      2.15 "EDCP" means the Harrah's Entertainment, Inc. Executive Deferred Compensation Plan, as it may be amended from time to time.

      2.16 "EDCP Committee" means the committee designated by the Company in accordance with Section 9.3 (Creation of Committee) to carry out the administrative responsibilities under the Plan.

      2.17 "Effective Date" means April 1, 2001. With respect to each Affiliate that adopts this Plan after April 1, 2001, the term "Effective Date" means the date designated by the adopting Affiliate.

      2.18 "Employee" means any individual classified by an Employer as a common law employee of the Employer. For this purpose, the classification that is relevant is the classification in which such individual is placed by the Employer for purposes of this Plan and the classification of such individual for any other purpose (e.g., employment tax or withholding purposes) shall be irrelevant. If an individual is characterized as a common law employee of the Employer by a governmental agency or court but not by the Employer, such individual shall be treated as an employee who has not been designated for participation in this Plan.

      2.19 "Employer" means the Company and any Affiliate that has adopted this Plan pursuant to Section 3.6 (Adoption by Affiliates).

      2.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.21 "HRC" means the Human Resources Committee of the Board.

      2.22 "Investment Fund" means the hypothetical investment fund or funds established by the EDCP Committee pursuant to Section 6.4 (Investment Direction).


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      2.23 "Matching Contribution" means an Employer contribution calculated in accordance with Section 4.2 (Matching Contributions) of this Plan, which may, in the discretion of the Employer, be transferred to the Trust.

      2.24 "Matching Contribution Account" means the Account maintained to record the Matching Contributions calculated in accordance with Section 4.2 (Matching Contributions) on behalf of a Participant, as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4 (Investment Direction) and other credits or charges called for by this Plan.

      2.25 "Participant" means any Employee who has been selected for participation in the Plan. The term "Participant" also shall include former Participants whose benefits under the Plan have not been fully distributed pursuant to the provisions of the Plan.

      2.26 "Participation Agreement" means the written agreement to defer Salary and/or Bonus submitted by a Participant to the EDCP Committee in accordance with
Section 3.2 (Participation Agreement) or Section 3.3 (Revised Participation Agreement).

      2.27 "Plan" means the Harrah's Entertainment, Inc. Executive Supplemental Savings Plan, as it may be amended from time to time.

      2.28 "Salary" means the annual base salary paid to the Participant by the Employer during the Deferral Period, before reduction for amounts deferred pursuant to this Plan, the Savings and Retirement Plan, any plan maintained under Section 125 of the Code or any other plan maintained by the Company or an Employer. Salary does not include expense reimbursements, or any form of non-cash compensation and benefits.

      2.29 "Savings and Retirement Plan" means the Harrah's Entertainment, Inc. Savings and Retirement Plan, as it may be amended from time to time.

      2.30 "Trust Agreement" means that certain trust agreement established pursuant to the Plan between the Company and the Trustee or any trust agreement hereafter established, the provisions of which are incorporated herein by reference.


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      2.31 "Trustee" means the Trustee under the Trust Agreement.

      2.32 "Trust Fund" means all assets of whatsoever kind or nature held from time to time by the Trustee pursuant to the Trust Agreement and forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., Employer or Participant contributions or earnings.

      2.33 "Valuation Date" means the date for valuing the hypothetical Investment Funds maintained under the Plan, which shall be each business day of the Deferral Period.

      2.34 "Years of Vesting Service" means the years of service credited to an individual for vesting purposes under the Savings and Retirement Plan, determined in accordance will all applicable provisions of the Savings and Retirement Plan.

                                 ARTICLE THREE
                                   ELIGIBILITY

      3.1 Selection Of Participants

          (a) General. For purposes of Title I of ERISA, the Plan is intended to be an unfunded plan of deferred compensation covering a select group of management or highly compensated employees. As a result, participation in the Plan shall be limited to Employees employed in a position classified by the Company as a Director-level position or above, and any other Employees employed by an Employer who are selected for participation in the Plan by the EDCP Committee. To further ensure compliance with the ERISA participation requirements applicable to this Plan, the Company, in the exercise of its discretion, may exclude from participation in the Plan an individual who otherwise meets the requirements this Section 3.1(a) for any reason, or for no reason, as the Company deems to be appropriate.

         (b) Entry into Plan. Employees who are eligible to participate in the Plan as of the initial Effective Date shall enter the Plan as soon as administratively feasible following such Effective Date. Employees who become eligible to participate in the Plan after the initial Effective Date shall enter the Plan as of the first day of the first payroll period commencing in the Deferral Period next following the Employee's notification of his or her eligibility to participate in the


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Plan. Notwithstanding the foregoing, the EDCP Committee may, in its discretion, waive the Plan entry provision set forth in the preceding sentence and permit an Employee to enter the Plan as of the first day of any payroll period commencing during a particular Deferral Period.

         (c) No Waiting Periods. A Participant need not complete any particular period of service in order to be eligible to make Deferral Contributions. In order to receive Matching Contributions for a Deferral Period, however, a Participant also must be eligible to receive matching contributions under the Savings and Retirement Plan for that Deferral Period, as determined in accordance with the provisions of the Savings and Retirement Plan.

      3.2 Participation Agreement.

         (a) Content of Participation Agreement. Each Participant shall execute a Participation Agreement evidencing his or her election to participate in the Plan in the manner and at such time as the EDCP Committee shall require. In the Participation Agreement, the Participant shall select the amount or rate of Deferral Contributions and authorize the reduction of the Participant's Compensation in an amount equal to his Deferral Contributions. The Participant also shall select in the Participation Agreement the form in which distributions are to be made from the Participant's Deferral Contribution and Matching Contribution Accounts (i.e., lump sums, installment payments). The Participation Agreement also may set forth such other information as the EDCP Committee shall require. The Participation Agreement made by the Participant shall remain in full force and effect until such time as it is amended or replaced, or the Participant's participation in this Plan terminates.

         (b) Timing Requirements.

            (1) Entry on Initial Effective Date. If a Participant is eligible to participate in the Plan as of the initial Effective Date and the Participant's initial Participation Agreement is completed and delivered within 30 days of the Effective Date, the Participant's Deferral Contributions may be determined with reference to Compensation earned on or after the first day of the first full payroll period next following receipt of the Participation Agreement by


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the EDCP Committee or as of such other uniform date (not earlier than the first day of the next full payroll period) as may be designated by the EDCP Committee.

            (2) Entry after Initial Effective Date. If the Participant does not execute and deliver a Participation Agreement within the initial 30 day period, or the Participant is notified that he is eligible to participate in the Plan as of the beginning of any Deferral Period commencing after the Effective Date, the Participant's Deferral Contributions may be determined with reference to Compensation earned on or after the first day of the first full payroll period in any later Deferral Period if the Participant executes and delivers a Participation Agreement to the EDCP Committee at least 30 days (or such other period specified by the EDCP Committee pursuant to rules of uniform application) prior to the first day of such Deferral Period.

            (3) Exceptions. If a Participant is permitted to enter the Plan during a Deferral Period, his Participation Agreement must be completed and delivered in accordance with the rules and procedures adopted by the EDCP Committee for such purpose. Such Participation Agreement shall be effective with reference to Compensation earned on or after the effective date of the Participation Agreement, as determined by the EDCP Committee.

         (c) Electronic Administration. The EDCP Committee shall have the authority to employ alternative means (including, but not limited to, electronic, internet, intranet, voice response or telephonic) by which Participants may submit participation elections, directions, and forms required for participation in, and the administration of, this Plan. If the EDCP Committee chooses to use these alternative means, any elections, directions or forms submitted in accordance with the rules and procedures promulgated by the EDCP Committee will be deemed to satisfy any provision of this Plan calling for the submission of a written election, direction or form.

      3.3 Revised Participation Agreement. A Participant may file a new Participation Agreement to change a previously filed election. If the Participant changes the amount of his Deferral Contributions, the new amount will become effective in accordance with Section 4.3 (Change in Contributions). If the new Participation Agreement changes the form of payment, the

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benefit payment provisions of the new Participation Agreement will be honored only if payments commence at least thirteen months after the date on which the new Participation Agreement is completed and delivered. In the exercise of its discretion, the EDCP Committee may allow a Participant to make a modified election in any manner prescribed by the EDCP Committee for that purpose.

      3.4 Discontinuance Of Participation. Once an Employee is designated as a Participant, he will continue as such for all future Deferral Periods unless and until (a) the Participant terminates from employment with the Employer and all Affiliates and receives a full distribution of his Accounts, (b) is no longer categorized as an individual entitled to participate in the Plan pursuant to
Section 3.1 (Selection of Participants) above, or (c) the HRC specifically acts to discontinue the Participant's participation. The HRC may discontinue a Participant's participation in the Plan at any time for any or no reason. If a Participant's participation is discontinued, the Participant will no longer be eligible to make Deferral Contributions. The Participant will not be entitled to receive a distribution, however, until the occurrence of one of the events listed in Article Five (Withdrawals) or Article Eight (Payment of Benefits), unless the HRC, in the exercise of its discretion, directs that a distribution be made as of an earlier date in which case the Participant's Accounts shall be distributed on the same basis as if the Participant's employment had been terminated.

      3.5 Reemployment. If a former Participant is rehired by an Employer and is eligible to participate in the Plan, he shall reenter the Plan on the same basis as a newly eligible Employee in accordance with the provisions of Section 3.1 (Selection of Participants). Such Employee's reentry into the Plan shall have no impact on any distributions that have been made or are being made in accordance with Article Eight (Payment of Benefits). Any amounts previously forfeited from the Participant's Accounts pursuant to Section 7.1 (Vesting of Benefits) shall not be restored or reinstated upon the Participant's subsequent reentry into the Plan.

      3.6 Adoption By Affiliates. Any Affiliate of the Company may adopt this Plan with the approval of the EDCP Committee. Any Affiliate that permits an individual to make Deferral Contributions pursuant to Section 4.1 (Participant

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Contributions) shall be deemed to have adopted the Plan without any further action. The EDCP Committee's acceptance of such Deferral Contributions shall evidence the consent of the EDCP Committee to the adoption of the Plan by the Affiliate. Notwithstanding the foregoing, at the request of the EDCP Committee, the Affiliate shall evidence its adoption of the Plan by an appropriate resolution of its Board of Directors or in such other manner as may be authorized by the EDCP Committee. By adopting this Plan, the Affiliate shall be deemed to have agreed to make the contributions called for by Article Four (Contributions), agreed to comply with all of the other terms and provisions of this Plan, delegated to the EDCP Committee the power and responsibility to administer this Plan with respect to the Affiliate's employees, and delegated to the Company the full power to amend or terminate this Plan with respect to the Affiliate's employees.

                                  ARTICLE FOUR
                                  CONTRIBUTIONS

      4.1 Participant Contributions. A Participant may elect to defer a maximum of 16% of the Salary otherwise payable to him during the Deferral Period, or such other maximum amount as may be prescribed by the EDCP Committee as the Salary Deferral Contribution limit for all Participants. A Participant also may elect to defer a maximum of 90% of any Bonus earned by him during the Deferral Period (which may be paid during the applicable Deferral Period or after the close of the applicable Deferral Period), or such other maximum amount as may be prescribed by the EDCP Committee as the Bonus Deferral Contribution limit for all Participants. Notwithstanding the foregoing, for purposes of calculating the maximum Bonus Deferral Contributions for the initial Deferral Period beginning on the Effective Date, the Bonus earned by the Participant during the entire 2001 calendar year shall be taken into account. The EDCP Committee may, in its discretion, permit an individual Participant to make Deferral Contributions in excess of the limitations set forth in or established in accordance with this
Section 4.1 or place additional restrictions on an individual Participant's Deferral Contributions. All Deferral Contributions under this Plan shall be made in accordance with such rules and procedures regarding Participant deferrals as may be promulgated by the EDCP Committee from time to time. All Participant elections are subject to the timing requirements set forth in Section 3.2(b) (Participation Agreement - Timing

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Requirements) and shall remain in effect until replaced or revised in accordance with Section 3.3 (Revised Participation Agreement).

      4.2 Matching Contributions. Each Employer shall make a Matching Contribution on behalf of each of its Participants who has elected to make Salary Deferral Contributions during the Deferral Period under Section 4.1 (Participant Contributions) and is eligible to receive a matching contribution under the Savings and Retirement Plan. The Matching Contribution for each eligible Participant shall equal the difference between (i) 100% of the Participant's Salary Deferral Contributions, up to a maximum of 6% of the Participant's Salary and (ii) the Employer's matching contribution for such eligible participant under the Savings and Retirement Plan. No Matching Contributions shall be made with respect to Bonus Deferral Contributions. The Matching Contribution shall be credited to each eligible Participant's Matching Contribution Account as of the year-end Valuation Date.

      4.3 Change In Contributions. A Participant may change the amount or percentage of Salary Deferral Contributions under Section 4.1 (Participant Contributions) prior to the beginning of any Deferral Period, with such change to be effective with reference to Salary earned on or after the first day of the first full payroll period of the next following Deferral Period. Any change in the amount or percentage of the Deferral Contribution to be made from any Bonus shall be effective for Bonuses earned in the first Deferral Period immediately following the EDCP Committee's receipt of such revised Participation Agreement. A Participant's election to make no Deferral Contributions to the Plan during one or more Deferral Periods shall not affect his continued participation in the Plan or his ability to resume his Deferral Contributions to the Plan in the future. The EDCP Committee may, in its discretion, determine that special circumstances exist and permit a Participant to change the amount of his Bonus Deferral Contributions during the Deferral Period, but in no event shall the change in the Bonus Deferral Contributions be made later than the last day of the Deferral Period. Any and all changes in Deferral Contributions made pursuant to this Section 4.3 shall be made in accordance with uniform rules promulgated by the EDCP Committee.


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      4.4 Suspension Of Contributions.

        (a) Suspension. A Participant may suspend his contributions under
Section 4.1 as of the first day of any full payroll period in the Deferral Period, by giving appropriate notice to the EDCP Committee at least 30 days (or such other period specified by the EDCP Committee pursuant to rules of uniform application) prior to the date on which the suspension shall become effective. Any such suspension shall remain in effect for the remainder of the Deferral Period during which the suspension begins and the entire next following Deferral Period.

        (b) Resumption Of Contributions. A Participant who has suspended his contributions pursuant to paragraph (a) above and who applies to the EDCP Committee in a timely manner shall be entitled to resume his contributions with respect to Compensation earned beginning on the first day of the first full payroll period in the Deferral Period next following the expiration of the suspension as set forth in paragraph (a) above. Any application to resume contributions shall be made in the form of a revised Participation Agreement and shall comply with all procedures promulgated by the EDCP Committee pursuant to
Section 3.3 (Revised Participation Agreement).

      4.5 Transferred Contributions. A Participant may make an irrevocable election, with the consent of the EDCP Committee and in accordance with the procedures promulgated by the EDCP Committee for such purpose, to transfer all or a portion of his accumulated account balance under the EDCP or the DCP to this Plan. Any account balance transfers to this Plan from either the EDCP or the DCP shall include the vested and non-vested portions of the Participant's account under such Plan. All amounts transferred to this Plan from the EDCP or the DCP shall be subject to all of the terms and provisions of this Plan, including, specifically, the vesting, earnings crediting and payment provisions of this Plan. The elective deferral account balance and the employer matching contribution account balance which are transferred from the EDCP and DCP pursuant to this Section 4.5 shall be allocated among the affected Participant's Deferral Contribution Account and Matching Contribution Account, respectively. Amounts transferred from the EDCP or the DCP to this Plan pursuant to this
Section 4.5 may not be transferred from this Plan to the EDCP or DCP.

                                  ARTICLE FIVE
                                   WITHDRAWALS

      5.1 Acceleration Of Benefits.

         (a) General. A Participant may elect to receive an accelerated withdrawal by filing an election with the EDCP Committee in accordance with the uniform procedures promulgated by the EDCP Committee. The Participant may request an accelerated withdrawal equal to 25%, 50%, 75% or 100% of the sum of the Participant's Deferral Contribution Account balance plus the Participant's vested interest in his Matching Contribution Account. If a Participant requests an accelerated withdrawal of less than 100% of his vested Accounts, the Participant may instruct the EDCP Committee to allocate the requested withdrawal amount between his Deferral Contribution Account and Matching Contribution Account in the manner set forth by the Participant in his accelerated withdrawal request. If a Participant makes an accelerated withdrawal election, the Participant shall receive a single lump sum payment equal to 90% of the accelerated withdrawal amount. For purposes of determining the amount to be distributed, the Participant's Accounts shall be valued as of the Valuation Date immediately preceding the date of the withdrawal. The Participant's vested interest in his Matching Contribution Account shall be determined as of the Valuation Date immediately preceding the date of the withdrawal. The accelerated withdrawal shall be paid as soon as reasonably possible following the filing of the election by the Participant. If a Participant is married at the time an accelerated withdrawal is requested, the request will not be given effect unless the Participant's spouse consents to such request in a manner prescribed by the EDCP Committee for that purpose.

         (b) Forfeiture. The Participant shall forfeit the remaining 10% of the accelerated withdrawal amount as of the day on which the accelerated withdrawal is distributed to the Participant.

         (c) Suspension Of Participation. If a Participant elects to receive an accelerated withdrawal, the Participant's right to make Deferral Contributions to the Plan shall be suspended for the remainder of the Deferral Period during which the accelerated withdrawal is distributed to the Participant and for the entire next following Deferral Period. Upon expiration of the suspension period described in the preceding sentence, the Participant shall be permitted to submit a new Participation Agreement in accordance with
Section 3.3 (Revised Participation Agreement) and to begin making Deferral Contributions with respect to Compensation earned on or after the first day of the first payroll period of the next following Deferral Period.

      5.2 Account Adjustments. Withdrawals shall be charged to the Participant's Accounts in accordance with the allocation instructions set forth in the Participant's request for an accelerated withdrawal. In the absence of such allocation instructions, the withdrawal shall be charged pro rata to the Participant's Accounts.

      5.3 Limitation On Distributions. To the extent that any payment under this Section, when combined with all other payments received during the year that are subject to the limitations on deductibility under Section 162(m) of the Code, exceeds the limitations on deductibility under Section 162(m) of the Code, such payment shall, in the discretion of the EDCP Committee, be deferred to a later calendar year. Such deferred amounts shall be paid in the next succeeding calendar year, provided that such payment, when combined with any other payments subject to the Section 162(m) limitations received during the year, does not exceed the limitations on deductibility under Section 162(m) of the Code. Any payment that is deferred in accordance with this Section 5.3 shall be credited with hypothetical investment earnings and losses in accordance with Article Six (Crediting of Contributions and Income).

                                  ARTICLE SIX
                      CREDITING OF CONTRIBUTIONS AND INCOME

      6.1 Account Allocations. All Deferral Contributions and Matching Contributions shall be credited to the Participants' Deferral Contribution Account and the Matching Contribution Account, respectively, in accordance with the uniform policies and procedures of the EDCP Committee. All transfers to, payments from and charges against an Account shall be charged against the Account as of the Valuation Date on which the transaction occurs. The Accounts are bookkeeping accounts only and the EDCP Committee is not in any way obligated to segregate assets for the benefit of any Participant.

      6.2 Subaccounts. The EDCP Committee may divide any Account into such subaccounts as it deems necessary and desirable.

      6.3 Hypothetical Investment Funds. The EDCP Committee shall establish a series of hypothetical Investment Funds for use pursuant to this Article Six.

      6.4 Investment Direction. A Participant shall complete a portfolio allocation form directing the hypothetical investment of his Deferral Contributions and Matching Contributions among the Investment Funds. The Participant's Deferral Contributions and Matching Contributions shall not be invested in the Investment Funds, but the value of the Participant's Accounts shall be measured by the performance of the Investment Funds selected. A Participant may change his Investment Fund allocations by executing a portfolio allocation form and delivering such form to the EDCP Committee at least 5 days prior to the Valuation Date on which it is to be effective. Any and all changes to a Participant's Investment Fund allocation shall be made in accordance with the uniform procedures of the EDCP Committee, which shall permit changes in Investment Fund allocations on a quarterly or more frequent basis. If a Participant fails to file a portfolio allocation form with the EDCP Committee, the Participant will be deemed to have selected the default hypothetical Investment Fund(s) selected by the EDCP Committee for such purpose, in its discretion and in accordance with its uniform policies and procedures.

      6.5 Rate of Return. Participant Accounts shall be adjusted on each Valuation Date to reflect investment gains and losses as if the Accounts were invested in the hypothetical Investment Funds selected by the Participants in accordance with Section 6.4 (Investment Direction) and charged with any and all reasonable expenses related to the administration of the Plan including, but not limited to, the reasonable expenses of carrying out the hypothetical investment directions related to each Account. The earnings and losses allocated to any Account shall be allocated among the subaccounts of that Account in the same manner. The earnings and losses determined by the EDCP Committee in good faith and in its discretion pursuant to this Article Six shall be binding and conclusive on the Participant, the Participant's Beneficiary and all parties claiming through them.

                                 ARTICLE SEVEN
                                     VESTING

      7.1 Vesting Of Benefits.

         (a) Deferral Contributions. Each Participant shall at all times have a fully vested interest in his Deferral Contribution Account, and a Participant's rights and interest therein shall not be forfeitable for any reason.

         (b) Matching Contributions.

            (1) Full Vesting. Each Participant shall have a fully vested interest in his Matching Contribution Account on and after the first to occur of the following events:

                (A)   The Participant's attainment of age 60;

                (B)   The date of death of the Participant;

                (C)   The Participant's Disability;

                (D)   A Change of Control;

                (E)   Termination of the Plan; or

                (F)   The completion of five Years of Vesting Service.

            (2) Vesting Schedule. If a Participant terminates service with an Employer at a time when the Participant does not have a fully vested interest in his Matching Contribution Account, the Participant's vested interest shall be determined in accordance with the following schedule:

    Completed Years
    of Vesting Service                            Percentage Vested

    Less than 1 Year                                     0%
    1 but less than 2                                    20%
    2 but less than 3                                    40%
    3 but less than 4                                    60%
    4 but less than 5                                    80%
    5 or more                                           100%

A Participant's vested interest in his Matching Contribution Account shall be determined as of the Valuation Date immediately preceding the first distribution to the Participant from his Matching Contribution Account following his termination of employment. Any portion of a Participant's Accounts which is not vested shall be forfeited in the first Deferral Period in which the Participant receives a distribution from this Plan.

      7.2 Changes In Vesting Schedule. In the event that an amendment to this Plan or the Savings and Retirement Plan directly or indirectly changes the vesting provisions of Section 7.1 (Vesting of Benefits), the vested percentage for each Participant in his benefit accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment.

                                 ARTICLE EIGHT
                               PAYMENT OF BENEFITS

      8.1 Time Of Payment. With the exception of the withdrawal of amounts pursuant to Article Five (Withdrawals), no distributions will be made to a Participant prior to the Participant's death or termination of employment with the Company and all Affiliates. A Disabled Participant shall continue to participate in the Plan until such time as the Participant terminates or retires from employment with the Company and all Affiliates or the Participant dies. Following the Participant's termination of employment, distributions normally will be made as soon as possible and in any event shall commence within 60 days following the end of the month in which the Participant terminates employment. If benefits are being paid pursuant to this Plan following the death of a Participant, distributions will be made or commence as of the January 1 next following the date of the Participant's death.

      8.2 Method Of Payment.

         (a) General. The general method of payment under this Plan shall be a cash lump sum payment.

         (b) Installment Payments. Notwithstanding the provisions of paragraph
(a) above, an "eligible Participant" may receive distributions from his Account in the form of substantially equal monthly cash installment payments over a period certain not exceeding 15 years, provided that such method of payment has been elected by the Participant in his initial Participation Agreement or in any revised Participation Agreement that has been in effect for the requisite period of time specified in Section 3.3 (Revised Participation Agreement). For purposes of this Section 8.2, the term "eligible Participant" includes each Participant who (1) attains the age of 55 and completes 10 Years of Vesting Service prior to his termination of employment, (2) attains the age of 60 prior his termination of employment or (3) terminates or is terminated from employment with the Employer within two years of a Change of Control. The term "eligible Participant" also shall include the Beneficiary of a Participant who dies prior to his termination of employment but after satisfying the age and service criteria set forth in clause (1) or (2) above. If installment payments are made, the provisions of Sections 6.3 (Hypothetical Investment Funds), 6.4 (Investment Direction) and 6.5 (Rate of Return) shall continue to apply to the unpaid balance. Unless a Participant has affirmatively elected to receive payments in installments over a period of 15 years or less, the Participant's Accounts shall be distributed in one lump sum. If a Participant is married at the time a Participation Agreement or a revised Participation Agreement is filed, an election to receive payments in installments shall be ineffective unless the Participant's spouse consents to such election in a manner prescribed by the EDCP Committee for that purpose.

      8.3 Beneficiary Designations.

        (a) General. In the event of the death of the Participant, the Participant's vested interest in his Accounts shall be paid to the Participant's Beneficiary. Each Participant shall have the right to designate, in the manner specified by the EDCP Committee, a Beneficiary or Beneficiaries to receive his benefits hereunder in the event of the Participant's death.

        (b) Spousal Consent Requirements. If the Participant is married at the time the Beneficiary designation is filed, the Participant must designate his spouse as the Beneficiary of at least 50% of the Participant's Account or provide the spouse's consent to the designation of a Beneficiary other than the Spouse. If a Participant marries or divorces after a Beneficiary designation is filed, the designation will no longer be effective.

        (c) Revised Designations. Subject to the spousal consent requirements noted above, each Participant may change his Beneficiary designation from time to time in the manner described above. Upon receipt of such designation by the EDCP Committee, such designation or change of designation shall become effective as of the date of the notice, whether or not the Participant is living at the time the notice is received. There shall be no liability on the part of the Employer, the EDCP Committee or the Trustee with respect to any payment authorized by the EDCP Committee in accordance with the most recent Beneficiary designation of the Participant in the possession of the EDCP Committee before the EDCP Committee receives a more recent Beneficiary designation.

        (d) Deemed Beneficiary Designations. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary shall be the Participant's spouse or, if there is no living spouse, the Beneficiary shall be the Participant's estate. If the designated Beneficiary dies after the payment of benefits begin, then the Beneficiary for the remainder of the benefits payable shall be the estate of the Beneficiary.

      8.4 Limitation On Distributions. Distributions made under this Article 8 shall be subject to the same limitations set forth in Section 5.3 (Limitation on Distributions) of the Plan.

      8.5 Withholding and Payroll Taxes. The Employer shall withhold from Plan payments any taxes required to be withheld from such payments under federal, state or local law. Any withholding of taxes or other amounts required by federal, state or local law with respect to amounts credited to Participant Accounts including, but not limited to, tax due under the Federal Insurance Contributions Act, shall be withheld, to the maximum extent possible, from the portion of the Participant's Salary or Bonus that is not contributed to this Plan. Any withholding amounts that cannot be withheld in accordance with the preceding sentence shall be withheld from the Participant's Deferral Contributions.

                                  ARTICLE NINE
                           ADMINISTRATION OF THE PLAN

      9.1 Adoption Of Trust. The Company shall enter into a Trust Agreement with the Trustee, which Trust Agreement shall form a part of this Plan and is hereby incorporated herein by reference.

      9.2 Powers Of The EDCP Committee.

         (a) Named Fiduciary. The EDCP Committee is the named fiduciary with respect to the administration of the Plan.

         (b) General Powers of the EDCP Committee. The EDCP Committee shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the EDCP Committee shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The EDCP Committee shall determine, in its discretion, the service credited to the Participants, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant.

      (c) Distributions. Except as is otherwise provided hereunder, the EDCP Committee shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the EDCP Committee.

        (d) Decisions Conclusive. The decision of the EDCP Committee upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

        (e) Reporting. The EDCP Committee shall file all reports and forms lawfully required to be filed by the EDCP Committee and shall distribute any forms, reports or statements to be distributed to Participants and others.

         (f) Trust Fund. The EDCP Committee shall keep itself advised with respect to the funded status and investment of the Trust Fund.

      9.3 Creation Of Committee. The EDCP Committee shall be appointed by the Company by action of the HRC. The EDCP Committee must consist of at least three members, and they shall hold office during the pleasure of the HRC. The EDCP Committee members shall serve without compensation but shall be reimbursed for all expenses by the Company. The EDCP Committee shall conduct itself in accordance with the provisions of this Article Nine. The members of the EDCP Committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the Company or the HRC.

      9.4 Chairman And Secretary. The EDCP Committee shall elect a chairman from among its members and shall select a secretary who is not required to be a member of the EDCP Committee and who may be authorized to execute any document or documents on behalf of the EDCP Committee. The secretary of the EDCP Committee or his designee shall record all acts and determinations of the EDCP Committee and shall preserve and retain custody of all such records, together with such other documents as may be necessary for the administration of this Plan or as may be required by law.

      9.5 Appointment Of Agents. The EDCP Committee may appoint such other agents, who need not be members of the EDCP Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the EDCP Committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the committee within any limitations set by the HRC.

      9.6 Majority Vote And Execution Of Instruments. In all matters, questions and decisions, the action of the EDCP Committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the EDCP Committee shall be executed by a majority of its members or by any member of the EDCP Committee designated to act on its behalf.

      9.7 Allocation Of Responsibilities. The EDCP Committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the EDCP Committee.

      9.8 Conflict Of Interest. No member of the EDCP Committee who is a Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the EDCP Committee.

      9.9 Indemnification of Committee. The Company shall indemnify and hold harmless the members of the EDCP Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the EDCP Committee, except in the case of gross negligence or willful misconduct.

      9.10 Action Taken By Employer. Any action to be taken by an Employer shall be taken by resolution adopted by its board of directors or appropriate board committee; provided, however, that by resolution, the board of directors or appropriate board committee may delegate to any committee of the board or any officer of the Employer the authority to take any actions under this Plan, other than the power to determine the basis of Employer contributions.

      9.11 Fiduciary Authority. All delegations of fiduciary responsibility set forth in this document regarding the determination of benefits and the interpretation of the terms of the Plan confer discretionary authority upon the named fiduciary.

      9.12 Participant Statements. The EDCP Committee shall provide a statement of Plan Accounts to each Participant and Beneficiary on a quarterly or more frequent basis, as determined by the EDCP Committee in its discretion. Such statement of Plan Accounts shall reflect the amounts allocated to each Account maintained for the Participant, the Participant's vested interest in his Accounts, any distributions, withdrawals or expenses charged against the Participant's Account, the hypothetical investment earnings and losses on the Participant's Account, and any other information deemed appropriate by the EDCP Committee.

                                  ARTICLE TEN
                             CLAIM REVIEW PROCEDURE

      10.1 General. In the event that a Participant or Beneficiary (the "claimant") is denied a claim for benefits under this Plan, the EDCP Committee shall provide to the claimant written notice of the denial which shall set forth:

         (a) The specific reason or reasons for the denial;

         (b) Specific references to pertinent Plan provisions on which the EDCP Committee based its denial;

         (c) A description of any additional material or information needed for the claimant to perfect the claim and an explanation of why the material or information is needed;

         (d) A statement that the claimant may:

            (1) Request a review upon written application to the EDCP Committee;

            (2) Review pertinent Plan documents; and

            (3) Submit issues and comments in writing; and

         (e) That any appeal the claimant wishes to make of the adverse determination must be in writing to the EDCP Committee within 60 days after receipt of the EDCP Committee's notice of denial of benefits. The EDCP Committee's notice must further advise the claimant that his failure to appeal the action to the EDCP Committee in writing within the 60 day period will render the EDCP Committee's determination final, binding, and conclusive.

      10.2 Appeals.

          (a) If the claimant should appeal to the EDCP Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The EDCP Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The EDCP Committee shall advise the claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the EDCP Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

         (b) If, upon appeal, the EDCP Committee shall grant the relief requested by the claimant, then, in addition, the EDCP Committee shall award to the claimant reasonable fees and expenses of counsel, or any other duly authorized representative of claimant, which shall be paid by the Company. The determination as to whether such fees and expenses are reasonable shall be made by the Company in its sole and absolute discretion and such determination shall be binding and conclusive on all parties.

      10.3 Notice Of Denials. The EDCP Committee's notice of denial of benefits shall identify the address to which the claimant may forward his appeal.

                                 ARTICLE ELEVEN
                  LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
                             INCOMPETENT DISTRIBUTEE

      11.1 Anti-Alienation Clause. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law. The benefits provided by this Plan are not subject to the qualified domestic relations order provisions of ERISA or the Code.

      11.2 Permitted Arrangements. Section 11.1 (Anti-Alienation Clause) shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

      11.3 Payment To Minor Or Incompetent. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the EDCP Committee to be incompetent, the EDCP Committee need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

                                 ARTICLE TWELVE
                        AMENDMENT, MERGER AND TERMINATION

      12.1 Amendment. The Company shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the EDCP Committee, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the EDCP Committee and the Trustee hereunder shall not be substantially increased without its written consent; and provided further that the amendment shall not reduce any Participant's vested interest in the Plan, calculated as of the date on which the amendment is adopted. If the Plan is amended by the Company after it is adopted by an Affiliate, unless otherwise expressly provided, it shall be treated as so amended by such Affiliate without the necessity of any action on the part of the Affiliate. Any Affiliate or other corporation adopting this Plan hereby delegates the authority to amend the Plan to the Company. An Affiliate or other corporation that has adopted this Plan may terminate its future participation in the Plan at any time.

      12.2 Merger Or Consolidation Of Company. The Plan shall not be automatically terminated by the Company's acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan. Except as provided in Section 12.4 (Continuation of Plan Following Change of Control), all rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

      12.3 Termination Of Plan Or Discontinuance Of Contributions. It is the expectation of the Company that this Plan and the payment of contributions hereunder will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Company. Except as provided in
Section 12.4 (Continuation of Plan Following Change of Control), the right is reserved at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder. If this Plan is terminated, the HRC may, in its discretion, direct that all Plan benefits be distributed to current and former Participants in cash lump sum payments as soon as practicable following the termination of the Plan. Any distributions made pursuant to this Section
12.3 shall be made in accordance with Section 8.3 (Beneficiary Designations),
Section 8.4 (Limitation on Distributions) and Section 8.5 (Withholding and Payroll Taxes).

      12.4 Continuation of Plan Following A Change of Control. Notwithstanding any provision of this Plan to the contrary, if a Change of Control occurs following the Effective Date of this Plan, a successor employer shall have the power to (a) terminate this Plan, (b) amend Section 13.5 (Funding Upon A Change of Control) of the Plan, or (c) amend any provision of the Plan that affects a Participant's entitlement to or the timing of a distribution from the Plan, only if 80% of the individuals who are Participants in the Plan as of the date of the Change of Control consent to such an amendment or termination. The provisions of this Section 12.4 shall not limit a successor employer's authority to take other actions with respect to the Plan, including the authority to discontinue contributions to the Plan.

      12.5 Limitation Of Company's Liability. The adoption of this Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any employee or Participant or to be consideration for, an inducement to, or a condition of the employment of any employee. A Participant, employee, or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.

                                ARTICLE THIRTEEN
                               GENERAL PROVISIONS

      13.1 Limitation Of Rights. Neither this Plan, the Trust nor membership in the Plan shall give any employee or other person any right except to the extent that the right is specifically fixed under the terms of the Plan. The establishment of the Plan shall not be construed to give any individual a right to be continued in the service of a Employer or as interfering with the right of a Employer to terminate the service of any individual at any time.

      13.2 Construction. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

      13.3 Status Of Participants As Unsecured Creditors. All benefits under the Plan shall be the unsecured obligations of the Company and each Employer, as applicable, and, except for those assets which will be placed in the Trust established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Company or each Employer, as applicable, for the payment of obligations hereunder. To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company and each Employer, as applicable.

      13.4 Status Of Trust Fund. The Trust Fund is being established to assist the Company and the Employers in meeting their obligations to the Participants and to provide the Participants with a measure of protection in certain limited instances. In certain circumstances described in the Trust Agreement, the assets of the Trust Fund may be used for the benefit of the Company's or an Affiliate's creditors and, as a result, the Trust Fund is considered to be part of the Company's and Employer's general assets. Benefit payments due under this Plan shall either be paid from the Trust Fund or from the Company's or Affiliate's general assets as directed by the EDCP Committee. Despite the establishment of the Trust Fund, it is intended that the Plan be considered to be "unfunded" for purposes of the ERISA and the Code.

      13.5 Funding Upon A Change Of Control. Upon a Change of Control, and in no event later than 90 days following the date of a Change of Control, the Company shall determine whether, for any reason, the assets of the Trust Fund are less than the aggregate Account balances of all Participants (determined without regard to the vested interest of each Participant) and transfer an amount equal to the deficiency to the Trustee of the Trust. If it is discovered at any time that the amount initially transferred is less than the total amount called for by the preceding sentence, the shortfall, including any accrued interest on the shortfall, shall be transferred to the Trustee immediately upon the discovery of such error.

      13.6 No Liability For Acceleration Of Payments. Under the Plan, Participants are allowed, to a certain extent, to designate the dates on which distributions are to be made to them. The EDCP Committee, however, also has the right, in the exercise of its discretion, to accelerate payments. By accepting the benefits offered by the Plan, each Participant (and each Beneficiary claiming through a Participant) acknowledges that the EDCP Committee may override the Participant's elections and agrees that neither the Participant nor


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

any Beneficiary shall have may claim against the EDCP Committee, the Trustee, or any Employer if distributions are made earlier than anticipated by the Participant due to the EDCP Committee's exercise of its discretion to accelerate payments.

      13.7 Uniform Administration. Whenever in the administration of the Plan any action is required by the EDCP Committee, such action shall be uniform in nature as applied to all persons similarly situated, except as otherwise provided to the contrary in this Plan document or the Trust Agreement.

      13.8 Heirs And Successors. All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

                             *    *    *    *

      To signify its adoption of this Executive Supplemental Savings Plan, the Company has caused this Plan document to be executed by a duly authorized officer of the Company on this 21st day of February, 2001.

                                             Harrah's Entertainment, Inc.


                                             By /s/ Marilyn G. Winn
                                                --------------------------
                                                    Marilyn G. Winn
                                                    Senior Vice President


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